Maryland
DEPARTMENT OF
ASSESSMENTS AND TAXATION

Date: 11/20/2025

VENABLE LLP
SUITE 900
750 E PRATT ST
BALTIMORE MD 21202-3142

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17
DEPARTMENT ID	: D03963923
TYPE OF REQUEST	: ARTICLES SUPPLEMENTARY
DATE FILED	: 11-20-2025
TIME FILED	: 12:14 PM
RECORDING FEE	: $100.00
EXPEDITED FEE	: $445.00
COPY FEE	: $24.00
FILING NUMBER	: 1000362015136627
CUSTOMER ID	: 0004039184
WORK ORDER NUMBER	: 0005255758

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division
Baltimore metro area (410) 767-4950
Outside metro area (888) 246-5941

PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17

ARTICLES SUPPLEMENTARY

Prudential Investment Portfolios, Inc. 17, a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Board of Directors of the Corporation, by resolutions duly adopted, eliminated all 5,000,000,000 authorized shares of common stock, par value $0.001 per share (the "Common Stock"), classified and designated as PGIM ESG Short Duration Multi-Sector Bond Fund and PGIM ESG Total Return Bond Fund, and hereby decreases the number of shares of Common Stock that the Corporation has authority to issue by 5,000,000,000 shares to an aggregate of 50,500,000,000 shares, having an aggregate par value of $50,500,000.

SECOND: Prior to the decrease in the total number of authorized shares of Common Stock authorized by these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 55,500,000,000 shares, $0.001 par value per share, having an aggregate par value of $55,500,000, classified and designated as follows:

PGIM Total Return Bond Fund	
Class A Common Stock	2,200,000,000
Class B Common Stock	5,000,000
Class C Common Stock	500,000,000
Class R Common Stock	500,000,000
Class R2 Common Stock	400,000,000
Class R4 Common Stock	400,000,000
Class R6 Common Stock	19,700,000,000
Class Z Common Stock	23,000,000,000
Class T Common Stock	470,000,000
PGIM Short Duration Multi-Sector Bond Fund	
Class A Common Stock	250,000,000
Class C Common Stock	50,000,000
Class R6 Common Stock	1,500,000,000
Class Z Common Stock	1,500,000,000
Class T Common Stock	25,000,000
PGIM ESG Total Return Bond Fund	
Class A Common Stock	200,000,000
Class C Common Stock	300,000,000
Class R6 Common Stock	400,000,000
Class Z Common Stock	600,000,000

PGIM ESG Short Duration Multi-Sector Bond Fund	
Class A Common Stock	300,000,000
Class C Common Stock	200,000,000
Class R6 Common Stock	1,500,000,000
Class Z Common Stock	1,500,000,000

THIRD: Following the decrease in the total number of authorized shares of Common Stock, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 50,500,000,000 shares, $0.001 par value per share, having an aggregate par value of $50,500,000, classified and designated as follows:

PGIM Total Return Bond Fund	
Class A Common Stock	2,200,000,000
Class B Common Stock	5,000,000
Class C Common Stock	500,000,000
Class R Common Stock	500,000,000
Class R2 Common Stock	400,000,000
Class R4 Common Stock	400,000,000
Class R6 Common Stock	19,700,000,000
Class Z Common Stock	23,000,000,000
Class T Common Stock	470,000,000
PGIM Short Duration Multi-Sector Bond Fund	
Class A Common Stock	250,000,000
Class C Common Stock	50,000,000
Class R6 Common Stock	1,500,000,000
Class Z Common Stock	1,500,000,000
Class T Common Stock	25,000,000

FOURTH: The Board of Directors decreased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the Maryland General Corporation Law and under the authority contained in the charter of the Corporation.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 17 has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 19th day of November, 2025.

ATTEST:

DocuSigned by:
George Hoyt
Name: George Hoyt
Title: Assistant Secretary

PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17

Signed by:
By: Scott Benjamin
Name: Scott Benjamin
Title: Vice President

CORPORATE CHARTER APPROVAL SHEET

** EXPEDITED SERVICE ** ** KEEP WITH DOCUMENT **

DOCUMENT CODE 16 BUSINESS CODE 03

003963923

Close ____ Stock ✓ Nonstock ____

P.A. ____ Religious ____

Merging/Converting ____

Surviving/Resulting ____

Affix Barcode Label Here

Affix Text Label Here

New Name ____

		FEES REMITTED
	Base Fee	$100
	Org. & Cap. Fee	
	Expedite Fee	$445
	Penalty	
	State Recordation Tax	
	State Transfer Tax	
1	Certified Copies	$24
	Copy Fee	
	Certificates	
	Certificate of Status Fee	
	Personal Property Filings	
	NP Fund	
	Other	
	TOTAL FEES	$569

____ Change of Name
____ Change of Principal Office
____ Change of Resident Agent
____ Change of Resident Agent Address
____ Resignation of Resident Agent
____ Designation of Resident Agent and Resident Agent's Address
____ Change of Business Code
____ Adoption of Assumed Name
____ Other Change(s)

Credit Card ____ Check ____ Cash ____

____ Documents on ____ Checks

Approved By: 28

Keyed By: ____

COMMENT(S):

Code ____

Attention ____

Mail: Names and Address

CUST ID:0004039184
WORK ORDER:0005255758
DATE:11-20-2025 12:14 PM
AMT. PAID:$569.00